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Exhibit 23.1

                                                 [Comiskey & Company letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation into the Registration Statement on Form SB-2/A of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm, dated March 17, 2007, on our audits of the consolidtaed financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2005 and 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.


Denver, Colorado
April 27, 2007
                                                /s/ Comiskey & Company
                                                PROFESSIONAL CORPORATION